Exhibit 5.1
                           REDGRAVE & ROSENTHAL LLP

                               Attorneys at Law

                         120 East Palmetto Park Road
                                  Suite 450
                       Boca Raton, Florida 33432-4845

                         Telephone (561) 347-1700
                         Facsimile (561) 391-9944

  Gerald W. Gritter
  ggritter@boca-law.com
  Direct: 561-391-8899

                                                    _________, 2005

American Capital Holdings, Inc.
100 Village Square Crossing, Suite 202
Palm Beach Gardens, FL 33410

Re:  Form SB-2 Registration Statement

Gentlemen:

We have acted as counsel to American Capital Holdings, Inc., a Florida corporation (the "Company") in connection with its Registration Statement on Form SB-2 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act") relating to the offering of 40,000,000 shares of common stock (the "Shares").

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Company's Articles of Incorporation and Bylaws, as amended, and resolutions of the Company's Board of Directors authorizing the registration, offering and issuance of the Shares.

Based on the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms of the Registration Statement will be legally and validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion in connection with the Registration Statement and the inclusion hereof as an exhibit thereto. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company.

Sincerely,


REDGRAVE & ROSENTHAL LLP
By /s/ Gerald W. Gritter